                                  EXHIBIT 11.1
                       COMPUTATION OF EARNINGS PER SHARE

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                                                                     Three Months              Year
                                                                        Ended                 Ended
                                                                    Dec. 31, 1996         Dec. 31, 1996
                                                                    -------------         -------------

PRIMARY EARNINGS PER SHARE
    Income from continuing operations                                   3,725,000                4,813,000
    Interest adjustments (net of tax effect)                               55,787                  401,887
    -------------------------------------------------------------------------------------------------------
    Adjusted income from continuing operations                          3,780,787                5,214,887
    Income from discontinued operations                                  (651,158)                (651,158)
    -------------------------------------------------------------------------------------------------------
    Adjusted net income for primary earnings                            3,129,629                4,563,729
    =======================================================================================================

    Weighted average common stock outstanding                           1,832,908                1,819,490
    Weighted average subscriber warrants                                   64,210                   64,158
    Weighted average general partner warrants                             554,890                  557,599
    Weighted average stock options                                        227,083                  226,633
    -------------------------------------------------------------------------------------------------------
    Weighted average common stock and common stock                      2,679,091                2,667,880
      equivalents outstanding
    Adjustment for stock acquired with proceeds                          (374,030)                (374,030)
    -------------------------------------------------------------------------------------------------------
    Adjusted common stock and common
    stock equivalents outstanding                                       2,305,061                2,293,850
    =======================================================================================================

    CONTINUING OPERATIONS                                              $     1.64               $     2.27
    DISCONTINUED OPERATIONS                                            $    (0.28)              $    (0.28)
    PRIMARY EARNINGS PER SHARE                                         $     1.36               $     1.99



FULLY DILUTED EARNINGS PER SHARE
    Income from continuing operations                                   3,725,000                4,813,000
    Interest adjustments (net of tax effect)                               16,503                   70,271
    -------------------------------------------------------------------------------------------------------
    Adjusted income from continuing operations                          3,741,503                4,883,271
    Income from discontinued operations                                  (651,158)                (651,158)
    -------------------------------------------------------------------------------------------------------
    Adjusted net income for fully diluted earnings                      3,090,345                4,232,113
    =======================================================================================================

    Common stock outstanding                                            1,832,908                1,819,490
    Subscriber warrants                                                    64,210                   64,158
    General partner warrants                                              554,890                  557,599
    Stock options                                                         227,083                  226,633
    -------------------------------------------------------------------------------------------------------
    Common stock and common stock equivalents outstanding               2,679,091                2,667,880
    Adjustment for stock acquired with proceeds                          (374,030)                (374,030)
    -------------------------------------------------------------------------------------------------------
    Adjusted common stock and common
    stock equivalents outstanding                                       2,305,061                2,293,850
    =======================================================================================================
    CONTINUING OPERATIONS                                              $     1.62               $     2.12
    DISCONTINUED OPERATIONS                                            $    (0.28)              $    (0.28)
    FULLY DILUTED EARNINGS PER SHARE                                   $     1.34               $     1.84

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